                         FAIRBANKS GOLD MINING, INC.


                               MILLSITE PERMIT


                           Fort Knox Mine Project


                        ADL  NOS.  414960 AND 414961



                       TABLE OF CONTENTS
1.   Parties...........................................   1

2.   Definitions.......................................   1

3.   Grant.............................................   5

4.   Term..............................................   7

5.   Use Charge........................................   7

6.   Materials within Permit Area......................   9

7.   Reclamation Bond..................................  11

8.   Insurance.........................................  13

9.   Commencement of Permit Operations.................  17

10.  Maintenance; Obligations; Breach..................  20

11.  Inspection and Entry by the Division..............  21

12.  Environmental Audit...............................  22

13.  Taxes and Liens on Permit Area....................  25

14.  Temporary Closure.................................  27

15.  Abandonment or Cessation of Mining................  27

16.  Post-Permit Land Conditions.......................  28

17.  Removal and Reclamation...........................  28

18.  Termination for Breach............................  29

19.  Surrender of Permit Area..........................  32

20.  Indemnification...................................  32

21.  Guaranty..........................................  34

22.  Modifications.....................................  35

23.  Conveyance by State...............................  36

24.  Transfer by FGMI..................................  37

25.  Corporate Authority; Authorized Representatives...  40

26.  Notice............................................  41



27.  Statutes and Regulations..........................  43

28.  Payment to Multiple Parties.......................  43

29.  Nonpossessory Interest in Real Property...........  43

30.  Denial of Warranty................................  44

31.  Recording.........................................  44

32.  Venue; Controlling Law............................  44

33.  Waiver or Forbearance.............................  44

34.  Severability......................................  45

35.  Attorney's Fees...................................  45

36.  Successors........................................  45



                                  EXHIBITS

Exhibit A:    Permit Area Land Description
Exhibit B:    Division of Land Appraisal Instructions
Exhibit C:    Project Description Map
Exhibit D:    Agreement for Funding Post-Reclamation Obligations
Exhibit E:    List of FGMI Environmental Policies, Plans, and Procedures
              and Environmental Management Systems and Policies
Exhibit F:    Initial Reclamation Plan
Exhibit G:    Amax Gold Inc. Guaranty
Exhibit H:    Agreement to Convey



                                  SCHEDULE
Schedule 1:   Schedule of Activity


                               MILLSITE PERMIT

                         ADL Nos. 414960 and 414961

          1.   Parties.  This Millsite Permit ("this Permit"), executed this
               -------
15th day of February, 1994 , is issued by the State of Alaska, Department of
- - ----        --------
Natural Resources ("DNR"), Divisions of Land and Mining, to Fairbanks Gold Mining, Inc. ("FGMI"), a Delaware corporation the address of which is P.O Box 73726, Fairbanks, Alaska 99707-3726, and which corporation is a wholly owned subsidiary of Amax Gold Inc. ("AGI"), a Delaware corporation.

          2.   Definitions.  For the purposes of this Permit, the following
               -----------
terms have the following  meanings:

          a. "Division" means the Division of Mining within DNR, unless otherwise indicated.

          b. "Division Director" means the Director of the Division, unless otherwise indicated.

          c. "Effective Date" means the date this Permit is executed or the first date upon which all of the following have occurred:

               i.   the executed guaranty of AGI is received and approved by the
               -
Division;
               ii.  all insurance policies, policy endorsements, and
               --
certificates of insurance required by Section 8 herein are received and approved by the Division; and

               iii. the executed Surface Deed pursuant to the Agreement to
               ---
Convey attached hereto as Exhibit H conveying the surface estate of those patented mining claims within the Permit Area described in Exhibit A hereto is delivered to and accepted by the Division of Land, whichever date occurs later.

          d. "Hazardous Substance" means the same herein as in AS 46.03.826(5), with "oil" as defined in AS 46.03.826(7).

          e. "Facility" or "Facilities" means any and all structures, excavations, or improvements constructed or in the process of being constructed in or on the Permit Area, including but not limited to buildings, roads, utility lines and equipment, pipelines, dams, impoundments, reservoirs, pits, waste dumps, and wells.

          f. "Mining Operations" means those activities constituting the normal and reasonable exercise of valid Mining Rights pursuant to Mining Lease ADL 535408 or the exercise of other valid Mining Rights.

          g. "Mining Rights" means the working interest in each and every State mining claim or State mining lease (including but not limited to State mining lease ADL 535408) (1) the working interest in which is owned or controlled by FGMI now or at any time during the period when the Plan of Operations or other plan of operations is in effect for the Permit Area and (2) which is located within the following area: Township 2 North Range 2 East

(all Sections) and Township 2 North Range 3 East (Sections 4, 5, 6, 7, 8, 9, 16, 17, 18, 19, 20, and 21), Fairbanks Meridian.

          h. "Permit Area" means those State lands described in Exhibit A attached hereto and incorporated by reference herein, including the lands within those patented federal mining claims described in Exhibit A that have been conveyed (subject to a mineral reservation) or are under agreement to be conveyed to the State by FGMI.

          i. "Permit Operations" means those activities that are conducted in or on the Permit Area pursuant to and in compliance with the Plan of Operations or other plan of operations approved by the Division and the Reclamation Plan and that are normally and reasonably associated with a millsite, including but not limited to the following:

               i.  milling, processing, beneficiation, concentrating, vat
               -
leaching, treating, storing, removing, transporting, and selling or otherwise disposing of locatable minerals mined pursuant to State mining lease ADL 535408;

               ii.  placing, constructing, erecting, installing, maintaining,
               --
repairing, using, replacing, and removing excavations, openings, shafts, ditches, drains, settling ponds, tailings ponds, stockpiles, waste dumps, roads, haulageways, buildings, structures, machinery, equipment, and other Facilities at locations specified in the Plan of Operations and the Reclamation Plan, on or below the surface of the Permit Area, as may be reasonably necessary or desirable for the purpose of engaging in the activities described in Subsection 2(i)(i) above;

               iii.  reclaiming the Permit Area in conformance with the
               ---
provisions of this Permit and the Reclamation Plan; and

               iv.  any and all other actions in or on the Permit Area which
               --
may be reasonably necessary or desirable to carry on Permit Operations subject to the limitations and restrictions of any and all other permits, authorizations, statutes, laws, regulations, and ordinances existing at the time of the action.

          j. "Plan of Operations" means the plan of operations submitted to the Division by FGMI in accordance with 11 AAC 86.800, for

               i.  the development and operation of an open pit gold mine on
               -
State mining lease ADL 535408 and

               ii.  the conduct of Mining Operations and Permit Operations
               --
within the Permit Area associated with said mine, as updated, revised, or amended by FGMI and approved by the Division.

          k. "Pollution" means the same herein as in AS 46.03.900(19) with respect to water, land, or subsurface land and the same herein as AS 46.03.900(2) with respect to air.

          l. "Project Description" means the "Project Description for the Fort Knox Mine (August 1992)" submitted by FGMI to the Division describing (1) the proposed open pit gold mine on State mining lease ADL 535408 and (2) the proposed Mining

Operations and Permit Operations within the Permit Area associated with said mine, as updated, revised, or amended.

          m. "Reclamation" means rehabilitation of the lands within the Permit Area pursuant to and in accordance with the Reclamation Plan.

          n. "Reclamation Plan" means the reclamation plan for the Permit Area submitted by FGMI and approved by the Division in compliance with AS 27.19 and the regulations promulgated pursuant thereto, as updated, revised, or amended by FGMI and approved by the Division thereafter.

          o. "State" means the State of Alaska as sovereign and owner of the lands within the Permit Area, and all agencies or authorized representatives thereof.
          p. "Temporary Closure" means a suspension or cessation of Mining Operations and Permit Operations on the Permit Area not exceeding three (3) years in duration.

          q. "Transfer" means, as the context requires, (a) to sell, grant, assign, encumber, pledge, or otherwise commit or dispose of, or (b) a sale, grant, assignment, encumbrance, pledge or other commitment or disposition.

          r.   "Use Charge" means the fee as provided for in Section 5 herein.

          3.   Grant.
               -----

          a. Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in this Permit, the Divisions of Mining and Lands hereby grant to FGMI and its successors and assigns the following nonpossessory surface use rights in and to the Permit Area for the term set forth in Section 4 below:

               i.   the right to use the Permit Area in accordance with the
               -
Project Description and as authorized in the Plan of Operations and the Reclamation Plan, to conduct Permit Operations in conjunction with Mining Operations on State mining lease ADL 535408; and

               ii.  subject to Division approval of any necessary amendments to
               --
the Reclamation Plan for the Permit Area and to Division approval during the term of the Plan of Operations of either an appropriate amendment to the Plan of Operations or an additional plan of operations for the Permit Area, the right to use the Permit Area to conduct Permit Operations in conjunction with Mining Operations on valid Mining Rights other than State mining lease ADL 535408.

          A graphic summary depicting the activities anticipated under this Permit, the initial Plan of Operations, and the initial Reclamation Plan is attached hereto as Schedule 1. It is anticipated that this Schedule will be updated as necessary to reflect any amendments to this Permit, the Plan of Operations, and the Reclamation Plan.

          b. All rights to use are subject to any valid existing rights within the Permit Area and the requirement of reasonable multiple concurrent use as provided for in the Constitution of the State of Alaska and AS 38.05.285; however, pursuant to 11 AAC 86.145, FGMI may restrict public access to those areas of the Permit Area where such restriction is necessary for public safety or to prevent unreasonable interference with Permit Operations.

          4.   Term.
               ----
          The term of this Permit commences on the Effective Date and shall continue unless sooner terminated in accordance with the provisions of this Permit, until completion of all requirements under and pursuant to:

          a. the Plan of Operations or any other plan of operations approved by the Division for lands within the Permit Area;

          b.   the Reclamation Plan;

          c. FGMI's obligation to convey the previously reserved mineral rights to the patented mining claims pursuant to the Agreement to Convey attached hereto as Exhibit H; and

          d. that portion of the Solid Waste Disposal Permit issued by the Alaska Department of Environmental Conservation concerning closure of the tailings impoundment.

          5.   Use Charge.
               ----------

          a. On or before the close of business on the Effective Date of this Permit and annually thereafter on or before the Effective Date for so long as this Permit is in effect, in order to continue this Permit in effect, FGMI shall pay a Use Charge as follows:

               i.   The annual Use Charge for the first five years hereunder
               -
shall be the rental value of the land, without improvements installed or constructed by FGMI, calculated based on the appraised value determined by an appraisal of the Permit Area to be carried out at FGMI's expense by an independent appraiser selected by FGMI from an approved list of appraisers provided by the Division of Land and in accordance with the additional appraisal instructions issued by the Division of Land attached hereto as Exhibit B. The initial Use Charge is $102,000 per year pursuant to Division of Land Appraisal 2598-1.

               ii.   The Use Charge for each succeeding five year period (e.g.,
               --
starting in the sixth year of this Permit, the eleventh year, etc.) hereunder shall be the rental value of the land, without improvements installed or constructed by FGMI, calculated based on the current appraised value determined by an appraisal of the Permit Area to be carried out at FGMI's expense by an independent appraiser selected by FGMI from an approved list of appraisers available from the Division of Land at least 90 days prior to each Effective Date anniversary date upon which the Use Charge shall be adjusted and in accordance with the additional appraisal instructions issued by the Division of Land as updated, revised, and amended hereafter.

               iii. Upon permanent cessation or abandonment of Mining Operations
               ---
under the Plan of Operations or any other approved plan of operations, the Use Charge for lands then within the Permit Area shall be reduced to a nominal charge to reflect the substantial decrease in use of the Permit Area, which nominal charge shall not exceed one percent (1%) of the appraised value the lands within the Permit Area.

          b. All payments to the State under this Permit must be made payable to the Alaska Department of Revenue in the manner directed by the State and, unless otherwise specified upon sixty (60) days notice to FGMI, must be mailed to the following address:

               Department of Natural Resources
               Attention: Financial Services
               P.O. Box 7036
               Anchorage, Alaska 99510


     or delivered to the following address:

               Department of Natural Resources
               3601 C Street, Suite 200
               Anchorage, Alaska

          c. Failure to pay the Use Charge constitutes a material breach of this Permit which shall result in termination unless cured as provided in
Section 18 herein.

          6.   Materials within Permit Area.
               ----------------------------
          a. FGMI shall not sell or remove from the Permit Area for use elsewhere any timber, waste rock, stone, gravel, peatmoss, topsoil, or any other material valuable for building or commercial purposes. Such material may be used within the Permit Area for or in connection with Permit Operations. In developing construction plans and in actual extraction of material, FGMI shall include an assessment of the potential for incorporating borrow sites into the design of the water supply impoundment.

          b. The Project Description anticipates both the use of material in construction of impoundments and the permanent storage of material such tailings and rock derived from the mine pit within the Permit Area during and as part of Permit Operations, as generally depicted in the map attached hereto as Exhibit
C. The parties recognize that such use and storage result in benefits to all parties, and therefore, the parties agree that the value, if any, of the right to use such materials within the Permit Area for or in connection with Permit Operations comprises an undifferentiable component of the Use Charge provided for in Section 5 of this Permit. The parties further recognize and agree that due to the interrelated balance of benefits derived by each party within the Permit Area arising from the use of materials throughout the Permit Area as described in the Project Description, any value attributable to the use of materials is neither apportionable within the Permit Area for any purpose nor allocable to any part of the Permit Area for any purpose. In the event of a reconveyance by the State of the federal patented mining claims that are the subject of the Agreement to Convey (attached as Exhibit H hereto), any materials derived from state lands other than said federal patented mining claims and placed on said federal patented mining claims must either be removed from said claims by FGMI and placed on other state lands prior to said reconveyance or paid for at the time of said reconveyance by FGMI at the then appraised value.

          c. All timber on the Permit Area that will be disturbed due to Permit Operations shall be:
               i.   used for Permit Operations in or on the Permit Area;
               -

               ii.  chipped and mulched by FGMI for use as a soil amendment for
               --
incorporation into topsoil stockpiles and other suitable growth medium for the purposes of enriching growth medium stockpiles, enhancing interim reclamation, or increasing the resources to reclaim the mined area at closure, or upon Division approval in consultation with State Division of Forestry, otherwise incorporated into the soil; or

               iii. after consultation with the State Division of Forestry and
               ---
where determined by FGMI to be of suitable size and located in affected areas that are easily accessible, felled, limbed, bucked into log lengths, and decked in areas easily accessible to the public for collection of firewood free of charge.

          7.   Reclamation Bond.
               ----------------

          a. Prior to commencement of construction or Permit Operations resulting in land disturbance and prior to January 1 of each subsequent year, FGMI shall furnish to the Division a reclamation bond which meets the requirements and standards of AS 27.19, the regulations thereunder and the Reclamation Plan, securing FGMI's performance of the Reclamation Plan excepting only the areas the reclamation of which is specifically covered by a bond required by the State Department of Environmental Conservation Solid Waste Disposal Permit issued for the Permit Area. FGMI, for itself, its assigns and subrogees specifically waives any right to challenge the amount of the bond based on the bond amount exceeding seven hundred and fifty dollars ($750) per mined acre.

          b. The reclamation bond amount for the first five years of this Permit shall be mutually agreed upon prior to issuance of this Permit. Thereafter, the reclamation bond amount shall be redetermined at intervals and for intervals of no more than five years. At least 90 days prior to the expiration of a reclamation bond interval, FGMI shall supply to the Division all relevant information concerning FGMI's operations and reclamation planned for the Permit Area for the succeeding interval. The Division shall notify FGMI of the bond amount for the succeeding interval at least 45 days prior to the expiration of the current bond interval.

          c. FGMI shall provide evidence of bond renewal or a surety's commitment for a new bond no later than 15 days prior to the expiration of the existing bond. Failure to provide such evidence of renewal or commitment timely is a breach of this Permit.

          8.   Insurance.
               ---------

          a. During the term of this Permit, FGMI shall maintain the following policies of insurance written by insurance companies with a financial rating of "Very Good" as rated in the most recent edition of Best's Insurance Reports or the equivalent of that rating as approved and accepted by the State, and be authorized to provide insurance in Alaska.

               i.   Commercial General Liability insurance with a combined
               -    --------------------------------------
single limit (including umbrella liability coverage) of not less than Twenty-five Million Dollars ($25,000,000.00) per occurrence/annual aggregate, which shall include, but not be limited to: Premises and operations, Independent Contractors, Owners and Contractors Protective, Products/Completed Operations, Contractual including the indemnification clauses in Section 20, Explosion, Collapse and Underground Property Damage, Personal Injury, Incidental Malpractice and Errors and Omissions Coverage.

          This insurance shall insure FGMI and the State against claims which may arise out of, or result from FGMI's operations related to the Permit Area whether such operations be conducted by FGMI or by their contractors, or subcontractors, or by anyone directly or indirectly employed by either of them, or by anyone for whose acts any of them may be liable. This insurance shall be considered to be primary of any other insurance carried by the

Division through self-insurance or otherwise. This insurance shall also contain a "cross liability" or "severability of interest" clause or endorsement. The State shall be named as additional insured on all FGMI insurance policies covering the Permit Area and on all insurance policies taken out and maintained by all contractors and subcontractors under their contracts with FGMI, or appropriate waivers of subrogation in favor of the State must be obtained with respect to all such insurance policies to effect the same purpose.

               ii.  Auto Liability insurance with a combined single limit
               --   ------------------------
(including umbrella liability coverage) of not less than Twenty-five Million Dollars ($25,000,000.00) per occurrence/annual aggregate, which shall include,
but not be limited to:   All Owned, Non-owned and Hired vehicles while used both
on and away from the Permit Area.

          This insurance shall be considered to be primary of any other insurance carried by the Division through self insurance or otherwise. This insurance shall also contain a "cross liability" or "severability of interest" clause or endorsement. The State shall be named as additional insured.

               iii. Professional Liability Insurance providing coverage for all
               ---  --------------------------------
errors and omissions or negligent acts of any design/project professional involved in the Permit Area with coverage limits of not less than Twenty-five Million Dollars ($25,000,000) per claim and project aggregate with an extended discovery period for a minimum of five years after the Division of Water/Dam Safety issues its Certificates of Operation for each dam within the Permit Area.

               iv.  Statutory Alaska Workers' Compensation and Employer's
               --   -----------------------------------------------------
Liability Insurance with a limit of not less than Ten Million Dollars
- - -------------------
($10,000,000.00) in compliance with the laws of the State, and, where applicable, insurance which complies with any other statutory obligations, whether Federal or State, pertaining to the compensation of injured employees, and including Voluntary Compensation. The Worker's Compensation Insurance shall contain a waiver of subrogation clause in favor of the State.

               v.   Pollution Liability Insurance if available at reasonably
               -    -----------------------------
cost with combined single limits not less than Twenty-five Million Dollars ($25,000,000.00) per occurrence for any claim arising out of or related to any event or happening directly or indirectly caused by or resulting from the dispersal, discharge, escape, release, removal or saturation of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids, gasses, contaminants or pollutants into the atmosphere, or in, onto, upon or into the surface or subsurface of soil, water or watercourses, objects, or any tangible or intangible matter, whether sudden and accidental or gradual.

               vi.  All Risk Property Insurance  (including earthquake and
               --   ---------------------------
flood), including business interruption, on the dam structure, buildings, and equipment on or affixed to or otherwise connected to the Permit Area, in such amounts and with such deductibles as under good business practices are ordinarily provided for on similar buildings and equipment, but in no event in an amount less than the replacement value of the all insurable structures, buildings, improvements, and equipment on or in the Parcel Area. During the course of construction, FGMI shall provide or cause the contractor to provide "All Risks" Builders' Risk Insurance to the full value of the project.

          b. All required insurance policies with endorsements must be submitted to the Division for approval. The Division shall approve or disapprove the policies and endorsements within thirty (30) days of receipt by the Division. Certificates of Insurance (or certified copies of the policies, if requested by one of the parties) shall be provided to the Division. The certificates shall provide that thirty (30) days advance written notice by certified mail will be given the Division before cancellation or material change in the coverage.

          c. The requirements for insurance coverages of the kinds and with the limits stated in this Section shall not be construed as a representation that such insurance coverage is adequate or limits FGMI's liability.

          d. Required insurance is subject to annual review and adjustment by the Division, which may require reasonable changes based on changes in risks. FGMI shall be provided with a written explanation for any change and may appeal any change pursuant to 11 AAC 02 et
                                                                           --
seq.
- - ---
          e. All Property insurance policies shall contain a waiver of subrogation in favor of the State who shall also be named as a loss payee on any loss settlement paid. FGMI shall be obligated to pay all deductibles.

          9.   Commencement of Permit Operations.
               ---------------------------------
          a. No particular Permit Operation shall commence in or on the Permit Area until:
               i.   the Plan of Operations and the Reclamation Plan are approved
               -
by the Division;
               ii.  the initial reclamation bond is received and approved by the
               --
Division;
               iii.  all required certificates and proofs of insurance are
               ---
received and approved by the Division; and

               iv.  any and all other permits or authorizations necessary for
               --
said particular Permit Operation are received by FGMI.

          b. Before FGMI commences construction of the tailings impoundment and water supply impoundment as described in the Project Description, FGMI shall enter into an Agreement for Funding Post-Reclamation Obligations as shown in Exhibit D with the Division and any other relevant parties. Such agreement shall require that FGMI provide a fund to establish a perpetual endowment to provide for post-closure management, repair, and maintenance of the proposed water supply impoundment dam, the Solo Creek causeway, the tailings impoundment dam, and any associated permits or authorizations. Such agreement shall be a material part of the Reclamation Plan. Notwithstanding the foregoing, nothing in this Permit, the Agreement for Funding Post-Reclamation Obligations, the Reclamation Plan, or any other permit or authorization may be construed to obligate FGMI to leave the water supply impoundment in place if this Permit

               i.   is declared void or invalid,
               -
               ii.  expires, or
               --
               iii. is terminated, except where such termination is caused by a
               ---
breach by FGMI,

prior to both the issuance of all permits and authorizations necessary to conduct all Mining Operations contemplated in the Project Description and any discharge of tailings into the tailings impoundment.

          c. Prior to beginning construction, and as a requirement of the plan of operations, FGMI shall provide site development plans and a construction schedule for review by the Division. The facilities to be reviewed shall be limited to improvements which could have an impact on the long-term value of the State's land. Areas of specific interest include: roads, grading, drainageways, waste dumps, tailing disposal facilities, buried utilities, environmental controls or facilities which are not specifically being reviewed by other agencies, soil or rock cuts or embankments which are not being reviewed by the Division of Water (dam safety), the general layout of the surface plant, and all geotechnical, hydrologic, and other engineering reports providing the basis for design of the above facilities. The plans provided shall be those intended for construction of the specified facilities. If significant changes are made in the design drawings before or during construction, revised drawings shall be submitted for review. Construction plans and reports submitted for review shall be prepared in accordance with state law.

          d. The extent of review by the Division shall normally be limited to assuring general conformance with terms of this Permit, the Mining Rights, the Reclamation Plan, the Plan of Operations, an environmental audit pursuant to section 12 herein, and other appropriate decision documents. This review is not intended to consist of detailed technical review of any facility. However, the Division may require additional information, if deemed necessary prior to authorizing construction. There will normally be no review of detailed architectural, structural, process, mechanical, or electrical plans. It is understood that FGMI project design and construction documents will conform to all applicable state and local codes, regulations, and statutes. Compliance also includes plan submittal to the State Fire Marshal, mechanical department, and electrical department when required by law.

          e. Following review, the Division will advise FGMI in writing that they are authorized to proceed with construction. FGMI shall not proceed with construction prior to receiving appropriate authorization. An authorization for construction may be issued by the Division for individual or groups of project components, although complete submittals are desirable, when possible. The final requirements under this section shall be coordinated with FGMI and other appropriate agencies.

          f. Prior to beginning ore processing, FGMI shall submit certification(s) by an engineer or engineers that the roads, grading, drainageways, tailings disposal facilities, buried utilities, and site preparation for waste dumps were all constructed or prepared in accordance with the plans which were submitted to the Division for review. All certifications shall be made by properly licensed engineers. Representatives of the Division shall periodically inspect project progress. If deviations from the plans or schedule are observed, the Division representative shall advise FGMI of the deviations and FGMI shall take appropriate action to correct the deviations. Following completion of construction and any other permit requirements, the Division shall issue an authorization to operate.

          10.  Maintenance; Obligations; Breach.
               --------------------------------

               a. FGMI shall maintain the Permit Area in a reasonably neat and clean condition. FGMI shall maintain, in good condition, all portions of the Permit Area, including but not limited to, all Facilities and all of FGMI's personal property located in or on the Permit Area. In addition to the obligations set forth in this Permit, FGMI shall take all prudent precautions to prevent Pollution of the groundwater, surface water, air, and land, to prevent or suppress grass, brush, or forest fires, and to prevent erosion or destruction of the lands, features, and resources within the Permit Area.

          b. FGMI shall conduct all Permit Operations in compliance with the Plan of Operations or other plan of operations approved by the Division for lands within the Permit Area, the Reclamation Plan, all other permits or authorizations issued by local, state, and federal agencies, and all applicable laws, statutes, regulations, and ordinances including but not limited to environmental statutes and regulations.

          c. Failure to commence to cure a breach of any obligation set forth in this Permit upon notice from the Division and within the time allowed after notice by this Permit constitutes a material breach of this Permit and may result in termination.

          11.  Inspection and Entry by the Division.
               ------------------------------------

          a. FGMI shall permit the Division or its agents to enter into and upon the Permit Area and Facilities at all reasonable times without notice, subject to such safety and security procedures as FGMI may from time to time adopt, for the purpose of inspecting the Permit Area and the activities thereon including but not limited to activities involving Hazardous Substances.

          b. Each year this Permit is in effect, during the third (3rd) calendar quarter, FGMI shall meet with the Division to provide an update and briefing describing the activities of the year immediately preceding and activities planned for the immediately upcoming year with a copy of the update and briefing materials to be provided ten (10) days prior to the meeting. At the Division's discretion, this information may be made public in the context and format mutually agreed upon by FGMI and the Division.

          c. At least once a year, upon prior written notice, the Division will formally inspect the Permit Area and all activities thereon.

          d. At any time upon the Division's written request, FGMI shall promptly make any and all records, documents, or other information required to be kept or maintained by law, regulation, or ordinance available to the Division for inspection and copying as reasonably required by the Division to determine FGMI's compliance with local, state and federal laws applicable to Permit Operations.

          12.  Environmental Audit.
               -------------------

          a. Prior to and in preparation for each scheduled update of the Plan of Operations and any other approved plan of operations, prior to and in preparation for termination of this

Permit, and as partial satisfaction of the requirements of section 7 of the Agreement for Funding Post-Reclamation Obligations executed by the parties hereto, an environmental audit shall be conducted at FGMI's expense. The Division and FGMI shall mutually select a qualified auditor. To qualify, the auditor must:

          i.   certify that no relationship exists through professional,
          -
financial, or personal reasons that could bias the auditor's judgment or the audit results and that no self-serving interest in the outcome of the audit exists;

          ii.  demonstrate a commitment to professional and ethical standards
          --
generally accepted in the environmental auditing profession; and

          iii. demonstrate a professional proficiency in the specific areas of
          ---
hardrock mining, associated environmental issues, and current federal/state regulatory programs and climate, and an appropriate working knowledge and appreciation of management principles, quantitative methods, and computerized information systems.

          b. The scope of the audit to be conducted during the fifth (5th) year of this Permit will be to determine if both the Environmental Management Systems of FGMI and regulatory controls of FGMI provide reasonable assurances that environmental objectives are being met and that the systems and controls are functioning as intended. The scope of subsequent audits may be revised as mutually agreed upon prior to initiation of each audit to address specific issues or objectives not previously identified in Environmental Management Plans of FGMI or permit terms. Identification of such issues or objectives may be accomplished through a joint FGMI/State public meeting prior to the audit.

          c. The audit will be an objective, systematic, and documented review of the conditions, operations, and practices related to environmental requirements and environmental management of the Permit Operations conducted under this Permit. The objectives of the audit will be to evaluate:

               i.   FGMI's compliance with all federal, State and local permits
               -
and authorizations;

               ii.  FGMI's compliance with internal environmental policies,
               --
plans, and procedures, and established environmental management systems and policies, an initial list of which is attached hereto as Exhibit E and is subject to updating, amendment, or revision upon mutual agreement of the parties;

               iii. the reliability and integrity of information relating to
               ---
environmental reporting and compliance;

               iv.  the adequacy of State oversight to protect State resources;
               --
and

               v.   those conditions, operations, and priorities required by the
               -
Department of Fish and Game permits.

          d. The audit will evaluate, at a minimum and not limited to, all items listed in Section 1.12 of the Department of Environmental Conservation Solid Waste Disposal Permit regarding the facility audit required for that permit.

          e. The State and FGMI will use the audit results to assist in updating, renewing, or issuing authorizations and permits, in updating policies, plans, and procedures, and in determining compliance with permits and authorizations.

          13.  Taxes and Liens on Permit Area.
               ------------------------------

          a. During the term of this Permit, FGMI shall be solely responsible for paying any and all real property taxes, assessments, and similar charges levied by the State, any municipality, or any other governmental entity upon the interest in the Permit Area granted to FGMI by this Permit. FGMI shall have the right to contest, in courts or otherwise, the validity or amount of any such taxes, assessments, or charges if FGMI deems them to be unlawful, unjust, unequal, or excessive, or to undertake such other steps or proceedings as FGMI may deem reasonably necessary to secure a cancellation, reduction, readjustment, or equalization thereof before FGMI shall be required to pay them, but in no event shall FGMI permit or allow its interest in the Permit Area granted by this Permit to be lost or the State's title to the Permit Area to be clouded or encumbered as a result of the nonpayment of any such taxes, assessments, or charges.

          b. During the term of this Permit, FGMI shall be solely responsible for paying for all labor and services performed upon or materials furnished to the Permit Area by, for, or at the request of FGMI. FGMI shall keep its interest in the Permit Area granted by this Permit and the State's title to and interest in the Permit Area free and clear of any and all mechanic's, mining, labor, or materialmen's liens arising out of or resulting from the performance of labor or services upon or the furnishing of materials to the Permit Area by, for, or at the request of FGMI, except those liens arising by operation of law for which payment is not yet due. FGMI shall have the right to contest, in the courts or otherwise, the validity or amount of any such lien that may be filed. If and when requested by the State, FGMI shall post and record notices of nonresponsibility for the benefit of the State pursuant to AS 34.35.065 and AS
34.35.150 and any other similar applicable laws.

          c. During the term of this Permit, FGMI shall not allow the State's title to or interest in the Permit Area to be encumbered by any judgments entered by a court of law against FGMI or FGMI's agents or contractors. If a lis pendens is filed arising from pending or actual litigation against FGMI or its agents or contractors that encumbers or purports to encumber the State's title to or interest in any lands within the Permit Area lands, FGMI shall diligently and with best efforts seek to effect immediate removal of said lis pendens.

          14.  Temporary Closure.
               -----------------

          a. FGMI shall notify the Division in writing at least thirty (30) days prior to any planned Temporary Closure of ninety (90) days or longer. FGMI shall notify the Division of any unanticipated Temporary Closure expected to last ninety (90) days or more within ten (10) days of the first day of the Temporary Closure. The notice shall state the nature and reason for the Temporary Closure, the anticipated duration of the Temporary Closure, and any event which would reasonably be anticipated to result in the resumption or abandonment of Mining Operations and Permit Operations. Mining Operations and Permit Operations must resume for not less than ninety (90) consecutive days in order to terminate the running of the Temporary Closure. If a Temporary Closure extends beyond three (3) years, the Division may deem Mining Operations and Permit Operations to be permanently abandoned or ceased, and whereupon final Reclamation must commence unless otherwise agreed by the parties.

          b. FGMI shall ensure that the Permit Area is maintained in a safe and secure condition during a Temporary Closure and FGMI shall not allow the Permit Area to be degraded or eroded during or as a result of the Temporary Closure.

          15.  Abandonment or Cessation of Mining.  Not later than 90 days after
               ----------------------------------
the permanent cessation or abandonment of Mining Operations or Permit Operations, FGMI shall notify the Division of its intent to cease said Operations.

          16.  Post-Permit Land Conditions.  The parties agree  that the
               ---------------------------
conditions to which lands in the Permit Area must be returned after cessation of Mining Operations and Permit Operations shall be as provided for in the initial Reclamation Plan as conditionally approved by the Division and attached hereto as Exhibit F. Because such conditions have formed and will continue to form a material basis for the planning, design, and conduct of the Mining Operations and Permit Operations described in the Project Description and approved in the initial Plan of Operations and initial Reclamation Plan, any additional cost of incorporating and effecting a significant change in such agreed upon post-Permit land conditions, including but not limited to significant topographic or slope changes not necessary to meet the objectives set forth in the initial Reclamation Plan, such that the Reclamation Plan must be modified to accommodate such change, where such change does not arise or result from a material change in facts or conditions as now understood by the parties or a change in law or regulation, shall be paid for by the requesting party.

          17.  Removal and Reclamation.
               -----------------------

          a. The removal of all Facilities constructed or placed on the Permit Area shall be in accordance with the Reclamation Plan. Unless otherwise provided in the Reclamation Plan, FGMI must reclaim land concurrently with the conduct of Mining Operations and Permit Operations.

          b. All reclamation not accomplished concurrently must be initiated immediately upon a determination by the Division that a Temporary Closure has resulted in permanent abandonment or cessation pursuant to Subsection 14(a) herein, or within three years after permanent abandonment or cessation of Mining Operations, whichever occurs first.

          18.  Termination for Breach.
               ----------------------

          a. If FGMI shall materially breach any of the terms, covenants, or conditions contained herein or attached hereto and said breach, except as provided in Subsections 18(b) and 18(c) herein, shall not be cured to the satisfaction of the Division within sixty (60) days after written notice of such breach has been personally served or mailed by certified mail to FGMI and any assignee of this Permit for security purposes of which the Division has been previously notified by certified mail, the Division may terminate this Permit by written notice.

          b. If a material breach, except as provided in Subsection 18(c) herein, cannot be reasonably cured within sixty (60) days of the written notice, FGMI shall notify the Division within fourteen (14) calendar days of its receipt of the written notice that the breach cannot be cured within sixty (60) days and shall notify the Division of FGMI's timetable to cure the breach. The timetable for cure is subject to Division approval, which approval shall not be unreasonably withheld. FGMI shall commence to cure the breach within thirty
(30) days of the notice of
breach and diligently and in good faith continue to cure the breach to the satisfaction of the Division.

          c. If FGMI shall fail to timely pay the Use Charge and said failure is not cured within ten (10) days after written notice of such failure has been personally served or mailed by certified mail to FGMI and any assignee of this Permit for security purposes of which the Division has been previously notified by certified mail, the Division may terminate this Permit by written notice. If a good faith attempt to pay the Use Charge is made and the payment is deficient solely due to the amount paid being less than the amount actually due, FGMI shall have thirty (30) days to cure such default after notice is given as described in this Section.

          d. Notice of breach or failure under this Section shall specify the default and the applicable permit provision(s) and shall demand that FGMI cure the default to the satisfaction of the Division within the applicable timeframe. No notice shall be deemed a forfeiture or termination of this Permit unless the Division so states in the notice.

          e. FGMI may request, in writing, a hearing within fourteen (14) calendar days of FGMI's receipt of a notice of termination. Upon receipt of FGMI's request for a hearing, the time to cure the breach or breaches cited as the cause for termination shall be tolled until the Director issues a final decision on the termination for breach. Such tolling shall not affect any other responsibilities, obligations, or performance under this Permit or any other permit or authorization affecting the Permit Area.

          f. The Division will hold the hearing within ten (10) business days of the Division's receipt of FGMI's request unless mutually agreed otherwise by the parties. The hearing shall be conducted informally and recorded electronically. The parties may appear in person or through counsel, present evidence and witnesses in their own behalf, and cross-examine opposing witnesses. The Director's decision may be appealed pursuant to 11 AAC 02 et
                                                                          --
seq.
- - ---
          g. Upon termination of this Permit, the parties shall be relieved of further rights, obligations, and liabilities under this Permit except for rights, obligations and liabilities incurred or accrued prior to the date of termination. The termination of this Permit shall not affect FGMI's obligations under the Plan of Operations or any other plan of operations, the Reclamation Plan, or any other permit, lease, or authorization issued by the Division or other agency of federal, state, or local government. If this Permit is terminated prior to completion of Reclamation, FGMI shall complete the requirements of the Plan of Operations or other approved plan of operations, the Reclamation Plan, and such other requirements as the Division may reasonably require to protect the health, safety, and welfare of the public.

          19.  Surrender of Permit Area.
               ------------------------

          a. Simultaneous with FGMI's receipt of the Division's written concurrence that all Permit obligations and responsibilities have been satisfied, FGMI shall deliver a deed in the form shown in Exhibit I hereto conveying to the State all rights previously reserved by FGMI in and to the patented federal mining claims within the Permit Area described in Exhibit A hereto, and shall surrender the Permit Area. The parties agree that conveyance of such previously reserved rights is necessary to assure the continued effectiveness of the Permit Area reclamation as approved in the Reclamation Plan.

          b. Upon termination of this Permit for breach, FGMI shall cease all Permit Operations and shall be permitted on the Permit Area solely for Reclamation and timely removal of FGMI personal property. FGMI's obligation to deliver a deed in the form shown in Exhibit H hereto conveying the rights previously reserved by FGMI in and to the patented federal mining claims within the Permit Area described in Exhibit A shall not terminate upon termination of this Permit for breach and FGMI shall timely convey said rights upon termination for breach.

          20.  Indemnification.
               ---------------

          (a) FGMI assumes all responsibility, risk and liability for all Permit Operations and other activities conducted by FGMI in connection with the project described in the Project Description, including construction, reclamation, and environmental and Hazardous Substance risks and liabilities, whether accruing during or after the term of this Permit. FGMI shall defend, indemnify, and hold harmless the State and its employees from and against any and all suits, claims, actions, losses, costs, penalties, and damages of whatever kind or nature, including all attorney's fees and litigation costs, arising out of, in connection with, or incident to any act or omission by or on behalf of FGMI on the Permit Area, including acts or omissions of independent contractors, unless the sole proximate cause of the injury or damage is the negligence or willful misconduct of the State or anyone acting on the State's behalf. Within 15 days FGMI shall accept any such cause or action or proceeding upon tender by the State. This indemnification shall survive the termination of the Permit.

          (b) FGMI shall require that all indemnities obtained from all contractors and subcontractors on the Permit Area be extended to include the State as an additional named indemnitee. FGMI shall further require that the State be named as an additional insured on all insurance policies taken out and maintained by all contractors and subcontractors under their contracts with FGMI, or that appropriate waiver of subrogation in favor of the State be obtained with respect to all such insurance policies to effect the same purpose.

          21.  Guaranty.
               --------

          a. FGMI shall cause AGI to guarantee FGMI's performance of this Permit, including the Reclamation Plan and all permits and authorizations issued by federal, state and local governments. The guaranty shall be in a form and substance approved by the Division.

          b. FGMI shall cause AGI to provide to the Division an opinion of counsel dated the day FGMI executes the permit and satisfactory in form and substance to the Division stating:

               i.   AGI is a corporation duly organized, validly existing and in
               -
good standing under the laws of Delaware;

               ii.  AGI has full power and authority to execute said guaranty of
               --
FGMI's performance of this Permit, which power and authority have been duly authorized by all proper and necessary corporate action, and the execution, delivery and performance by the guarantor of its obligations under this Permit do not require any shareholder approval, and do not contravene any law, regulation, rule or order binding upon it or its Articles of Incorporation or Bylaws; and

               iii. AGI's execution of said guaranty of the performance of this Permit when duly executed and delivered, will constitute the valid, legal and binding obligation of AGI, enforceable in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally;

(2) laws imposing duties to act in good faith or in a commercially reasonably manner, and (3) laws respecting or affecting the procedural or remedial provisions of this Permit.

          c. FGMI shall cause AGI to provide to the Division on the date of execution of this Permit a copy of AGI's most recent balance sheet but dated not more than one year prior to the date of execution of this Permit. The balance sheet must be certified by a reputable accounting firm authorized to do business in the state of AGI's main place of business or state of incorporation, including certifications that:

               i.   The balance sheet fairly presents the financial condition
               -
of AGI at such date in accordance with generally accepted accounting principles; and

               ii.  There are no liabilities, direct or indirect, fixed or
               --
contingent, of AGI as of the date of such balance sheet which are not reflected therein or in the notes thereto other than liabilities or obligations not material in amount which are not required to be reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          22.  Modifications.
               -------------

          a. Any request by FGMI for modification of this Permit must be made by written application to the Division. The application must contain a detailed description, justification, maps, plats, and cross-sections as necessary, and copies of concurrent applications for modification of the Plan of Operations or other approved plan of operations, Reclamation Plan, and any other affected permits or authorizations. The Division may request further information and data based on the individual modification requested. For any major or significant modification to this Permit, including but not limited to an increase in Permit Area acreage, a decrease in Permit Area acreage greater than forty (40) acres cumulative, or any change in use, the Division, at its option and in its discretion or at FGMI's request, may give public notice, solicit public comment, and hold public hearings. No modification is effective until approved in writing by the Division.

          b. Any revisions, changes, or updates to other permits or authorizations issued by federal, state, or local governments that affect the Permit Area are automatically incorporated into the responsibilities, requirements and obligations of this Permit unless otherwise provided in writing by the Division.

          23.  Conveyance by State.
               -------------------

          a. The State may convey all or a portion of its ownership of the Permit Area at any time to any entity allowed by law. Notice of such conveyance shall be given by certified mail to FGMI no later than thirty (30) days prior to such conveyance. If all or a portion of the State's ownership of the Permit Area is conveyed or transferred to the future Mental Health Trust

Authority to be created pursuant to SLA 1991 ch. 66 (not yet effective) or any other law, or to any other entity, the conveyance shall identify this Permit as an encumbrance on the interest conveyed and said conveyance thus shall be subject to this Permit.

          b. Neither parties' rights, obligations, or responsibilities under this Permit shall be increased or decreased by virtue of any conveyance unless mutually agreed otherwise by the parties. Upon any conveyance of the Permit Area by the State the provisions of AS 38.05 and 11 AAC that are in effect on the date of such conveyance and which govern the Permit and the conduct of Permit Operations hereunder shall be deemed to be incorporated into this Permit as if fully set forth herein. Notwithstanding the State's conveyance of all or a portion of the Permit Area to the future Mental Health Trust Authority to be created pursuant to SLA 1991 ch. 66 (not yet effective) or any other law, or to any other entity, a hearing pursuant to Subsection 18(f) of this Permit shall be before the Division Director or his or her designee.

          24.  Transfer by FGMI.
               ----------------
          a. FGMI may transfer all or part of its interest in, to, or under this Permit solely as provided in this Section.

          b. FGMI may Transfer all or part of its interest in, to, or under this Permit only in conjunction with a similar Transfer of all or part of its interest in, to, or under some or all of the valid Mining Rights to which its interest in, to, or under this Permit is appurtenant.

          c. No Transfer permitted by this Section shall, as between the State and FGMI, relieve FGMI of any liability, whether accruing before or after such Transfer, which arises out of Permit Operations conducted prior to such Transfer.

          d. FGMI may Transfer less than its entire undivided interest in, to, or under this Permit if such Transfer covers all lands within the Permit Area, but FGMI may not Transfer any interest in, to, or under this Permit that covers less than all of the lands within the Permit Area.

          e. Except for a Transfer pursuant to Subsection 24(g) below, no Transfer of any interest in, to or under this Permit is effective without the express written approval of the Division. The Division is not bound by any Transfer made without its express written approval.

          f. The Division Director will approve a Transfer of this Permit or any interest therein if this Permit is in good standing and the party to whom FGMI proposes to Transfer this Permit or any interest therein:

               i.   is qualified to hold interests in State Mining Rights under
               -
AS 38.05.190;

               ii.  is qualified to assume or acquire all other permits and
               --
authorizations necessary to conduct Mining Operations and Permit Operations;

               iii. is not on notice of default by any State agency on any
               ---
lease, reclamation bond, or other permit within the State, and is not subject to an enforcement action, of which the Division Director has knowledge, for default or breach on any mining lease, reclamation bond, permit, or similar authorization issued by an entity other than the State, including the United States and other states;

               iv.  has committed in writing to be bound by this Permit to the
               --
same extent as FGMI; and

               v.   provides to the Division all proofs of insurance, bonds, or
               -
undertakings required by this Permit, including any insurance, bonds, or undertakings required under the Plan of Operations or any other approved plan of operations, the Reclamation Plan, or other permit or authorization then in effect relating to Permit Operations.

          g. If the Transfer is the grant of a security interest by deed of trust, mortgage, pledge, lien or other encumbrance in or on all or part of FGMI's interest in, to, or under this Permit to secure a loan or other indebtedness of FGMI in a bona fide transaction, such security interest shall be subject to the terms of this Permit. FGMI must notify the Division by certified mail of any security interest granted in FGMI's interest in, to, or under this Permit within ten (10) days of the granting of said security interest. Until such notice is received, the Division is under no obligation to send any notices relating to this Permit to the security interest holder. Upon any foreclosure or other enforcement of a security interest granted in compliance with this subsection, the acquiring third party shall, upon compliance with the requirements of Subsection 24(f) above, be deemed to have assumed the position of FGMI with respect to this Permit.

          h. In the event of a Transfer by FGMI of less than its entire undivided interest in, to, or under this Permit, FGMI and its transferee shall act and be treated as one party, except that the Division shall be required to deliver copies of all notices permitted or required under this Permit to all parties holding interests in this Permit pursuant to Transfers which have been approved by the Division as provided in this Section or of which the Division has received notice pursuant to Subsection 24(g) above.

          i. Transfer of all or any of FGMI's interest in, to, or under this Permit does not relieve AGI or any succeeding guarantor of the obligations of the guaranty unless the requirements for such Transfer of the guaranty as provided in the AGI guaranty attached hereto as Exhibit G have been satisfied.

          25.  Corporate Authority; Authorized Representatives.
               -----------------------------------------------

          a. FGMI shall deliver to the Division upon the execution of this Permit a certified copy of a resolution of its board of directors authorizing execution of this Permit and naming the officers that are authorized to execute this Permit on behalf of the corporation.

          b. The Division Director and the person executing this Permit on behalf of FGMI will be the authorized representatives of their respective principals for the purposes of administering and enforcing this Permit. The State or FGMI may change the authorized representative or the address to which notices to that representative are to be sent by a notice given in accordance with Section 26 below. Upon commencement of Permit Operations, FGMI shall also designate by name, job title, and address, an agent and alternate agent who will be present in the State during all Permit Operations.

          26.  Notice.
               ------

          a. All notices required or permitted under this Permit shall be in writing and shall be given (a) by personal delivery to the respective addressee;
(b) by electronic communication, with the original paper document sent immediately by registered or certified mail, return receipt requested, or (c) by registered or certified mail, return receipt requested. All such notices shall be sent to the following respective addresses:

          The State:
          ---------
          Director
          Alaska Division of Mining
          Department of Natural Resources
          P.O. Box 107016
          Anchorage, AK 99510-7016
                    or:

          3601 C Street, Suite 880
          Anchorage, Alaska

                    or:

          Facsimile:     907-563-1853
          (Telephone:    907-762-2165)

          FGMI:
          ----

          Fairbanks Gold Mining, Inc.
          P.O. Box 73726
          Fairbanks, Alaska 99707-3726

                    or:

          701 Bidwill Street
          Fairbanks, Alaska

                    or:

          Facsimile:     907-451-4305
          (Telephone:    907-452-4653)


          b. Any notice shall be effective and deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours or on the next business day following delivery if not delivered during normal business hours; (ii) if by electronic communication, on the day of receipt at the office of the addressee if received during normal business hours or on the next business day following receipt if not received during normal business hours; and (iii) if solely by mail, on the day of actual receipt at the address of the recipient if delivered by the postal service during normal business hours or on the next business day following receipt if not delivered during normal business hours.

          27.  Statutes and Regulations.  This Permit is subject to all
               ------------------------
applicable federal and state statutes, including federal, state, and local statutes, regulations, and ordinances in effect on the Effective Date, new statutes, regulations, and ordinances enacted or promulgated after the Effective Date, and changes to existing statutes and regulations made after the Effective Date, to the extent constitutionally permissible.

          28.  Payment to Multiple Parties.  In the event that payments
               ---------------------------
initially due to the Division under this Permit become payable to two or more parties due to conveyance of lands within the Permit Area by the State, all parties to whom payment is due shall execute and deliver to FGMI a document executed by all of those parties designating the amounts of payment due each party and the name and address of each party to whom to payment is due. Until FGMI receives such designation, FGMI shall continue to make all payments to the Division and FGMI shall have no responsibility to see to the division of payments made to the Division in accordance with the provisions of this Section.

          29.  Nonpossessory Interest in Real Property.  The rights granted to
               ---------------------------------------
FGMI by this Permit constitute a nonpossessory interest in real property in the nature of an easement appurtenant to valid Mining Rights, granted for the term provided in Section 4 of this Permit, but subject to termination upon a material breach of this Permit that is not cured in the manner provided in
Section 18 of this Permit. No estate in or to the lands within the Permit Area is conveyed to FGMI by this Permit.

          30.  Denial of Warranty.  The State makes no warranties whatsoever,
               ------------------
express or implied, including but not limited to any warranties regarding any prior encumbrances on or conditions of the Permit Area, any warranties regarding title to the Permit Area, any warranties regarding access to the Permit Area, any warranties regarding quiet enjoyment of the Permit Area, or any warranties regarding fitness of the Permit Area for any use. FGMI is not entitled to any refund of prior Use Charge(s) paid which are excess due to deficiency in title.

          31.  Recording.  Upon the execution, acknowledgment, and delivery of
               ---------
this Permit, FGMI at its sole cost may cause this Permit to be recorded in the Fairbanks Recording District, State of Alaska.

          32.  Venue; Controlling Law.  The venue for any appeal or civil action
               ----------------------
relating to this Permit shall be in the Fourth Judicial District, State of Alaska. This Permit shall be interpreted and construed in accordance with the laws of the State of Alaska.

          33.  Waiver or Forbearance.  The receipt or acceptance of the Use
               ---------------------
Charge by the Division, with or without knowledge of any breach of the Permit by FGMI, or of any default on the part of FGMI in the observance or performance of any of the terms, conditions or covenants of this Permit, shall not be deemed to be a waiver of any of the Division's rights concerning any other defaults unless the contrary effect is expressed in writing and signed by the Division. Any waiver by the Division of any default of FGMI's performance under this Permit must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Permit. No delay or omission in the exercise of any right or remedy of the Division on any default by FGMI shall impair such right or remedy or be construed as a waiver.

          34.  Severability.  If any clause or provision herein contained shall
               ------------
be adjudicated to be invalid, it shall not affect the validity or effect of any other clause or provision of this Permit, nor constitute any cause of action in favor of either party as against the other.

          35.  Attorney's Fees.  If either party commences a judicial proceeding
               ---------------
against the other party rising out of or in connection with this Permit, the prevailing party shall be entitled to have and recover from the losing party full reasonable attorney's fees and costs of suit.

          36.  Successors.  This Permit and each and every provision therein
               ----------
shall be binding on and inure to the benefit of the parties and their successors.

DEPARTMENT OF NATURAL RESOURCES:

STATE OF ALASKA
By:      /s/ Richard A. LeFebvre          Date: Feb. 15, 1994
    --------------------------------            -------------

Position: For Director
          --------------------------
          Division of Mining



STATE OF ALASKA
By:         /s/ Richard A. LeFebvre       Date: Feb. 15, 1994
     -------------------------------            -------------

Position: For Director
          --------------------------
          Division of Land



PERMITTEE:

FAIRBANKS GOLD MINING, INC.
a Delaware corporation

By:      /s/ Kenneth R. Pohle             Date: Feb. 15, 1994
    ----------------------------------          -------------

Its:       President
     ---------------------------------
     (Position)

                                ACKNOWLEDGMENTS

State of Alaska            )
                           ) ss.
  4th   Judicial District  )
 ------

          The foregoing instrument was acknowledged before me this 15th day of
                                                                   --
February, 1994, by Richard A. LeFebvre, in his capacity for Director, Division
- - --------           -------------------
of Land, Department of Natural Resources, State of Alaska.

                             /s/ Christopher C. Milles
                         ----------------------------------
          [Seal]         Notary in and for
                         the State of Alaska
                         My commission expires: 1-31-95
                                                -----------


State of Alaska            )
                           ) ss.
    4th  Judicial District )
  ------

          The foregoing instrument was acknowledged before me this 15th day of
                                                                   --
February 1994, by Richard A. LeFebvre in his capacity for Director, Division of
- - --------          -------------------
Mining, Department of Natural Resources, State of Alaska.


                              /s/ Christopher C. Milles
                         ----------------------------------
          [Seal]         Notary in and for
                         the State of Alaska
                         My commission expires: 1-31-95
                                                -----------


State of Alaska            )
                           ) ss.
  4th  Judicial District   )
 -----

          The foregoing instrument was acknowledged before me this 15th day of
                                                                   --
February 1994, by Kenneth R. Pohle the President of Fairbanks Gold Mining, Inc.,
- - --------          ----------------     ---------
a Delaware corporation, on behalf of the corporation.

                             /s/ Christopher C. Milles
                         ----------------------------------
          [Seal]         Notary in and for
                         the State of Alaska
                         My commission expires: 1-31-95
                                                -----------